EXHIBIT 21.1

Subsidiaries of the Registrant

Name of Subsidiary	State of Organization
Inland Diversified Ariton DG Portfolio, L.L.C.	Delaware
Inland Diversified Ashwaubenon Bay Park, L.L.C.	Delaware
Inland Diversified Bayonne Urban Renewal, L.L.C.	Delaware
Inland Diversified Bend River, L.L.C.	Delaware
Inland Diversified Buffalo Grove Deerfield, L.L.C.	Delaware
Inland Diversified Burlington Milwaukee, L.L.C.	Delaware
Inland Diversified Charlotte Northcrest, L.L.C.	Delaware
Inland Diversified Charlotte Perimeter Woods, L.L.C.	Delaware
Inland Diversified Collins DG Portfolio, L.L.C.	Delaware
Inland Diversified Conyers Heritage, L.L.C.	Delaware
Inland Diversified Decatur DG Portfolio, L.L.C.	Delaware
Inland Diversified Draper Crossing, L.L.C.	Delaware
Inland Diversified Draper Peaks, L.L.C.	Delaware
Inland Diversified Dublin DG Portfolio, L.L.C.	Delaware
Inland Diversified Duncanville DG Portfolio, L.L.C.	Delaware
Inland Diversified East Syracuse Fair Lakes, L.L.C.	Delaware
Inland Diversified Elk Grove Calvine, L.L.C.	Delaware
Inland Diversified Evans Mullins, L.L.C.	Delaware
Inland Diversified Evans Mullins Outlots, L.L.C.	Delaware
Inland Diversified Excel DG Portfolio, L.L.C.	Delaware
Inland Diversified Fort Myers Colonial Square, L.L.C.	Delaware
Inland Diversified Fort Myers Village Walk, L.L.C.	Delaware
Inland Diversified Fort Wayne Lima, L.L.C.	Delaware
Inland Diversified Fort Wayne Lima Outlot, L.L.C.	Delaware
Inland Diversified Harvest Square, L.L.C.	Delaware
Inland Diversified Hot Springs Fairgrounds, L.L.C.	Delaware
Inland Diversified Houston Hillcroft GP, L.L.C.	Delaware
Inland Diversified Houston Hillcroft Limited Partnership	Illinois
Inland Diversified Houston Hillcroft, LP, L.L.C.	Delaware
Inland Diversified Jacksonville Richlands, L.L.C.	Delaware
Inland Diversified Kissimmee Pleasant Hill, L.L.C.	Delaware
Inland Diversified Lagrange DG Portfolio, L.L.C.	Delaware
Inland Diversified Lake City Commons, L.L.C.	Delaware
Inland Diversified Lake Mary, L.L.C.	Delaware
Inland Diversified Lake St. Louis Hawk Ridge, L.L.C.	Delaware
Inland Diversified Merrimack Village, L.L.C.	Delaware
Inland Diversified Milledgeville DG Portfolio, L.L.C.	Delaware
Inland Diversified Neenah Commercial, L.L.C.	Delaware
Inland Diversified Neenah Fox Point, L.L.C.	Delaware
Inland Diversified Newburgh Bell Oaks, L.L.C.	Delaware
Inland Diversified Norman University, L.L.C.	Delaware
Inland Diversified Oklahoma City Silver Springs, L.L.C.	Delaware
Inland Diversified Omaha Whispering Ridge, L.L.C.	Delaware
Inland Diversified Palm Coast Landing, L.L.C.	Delaware
Inland Diversified Pleasant Prairie Ridge, L.L.C.	Delaware
Inland Diversified Port St. Joe DG Portfolio, L.L.C.	Delaware

Inland Diversified Port St Lucie Landing, L.L.C.	Delaware
Inland Diversified Port St Lucie Square, L.L.C.	Delaware
Inland Diversified Prattville Legends, L.L.C.	Delaware
Inland Diversified Shreveport Regal Court, L.L.C.	Delaware
Inland Diversified St. Cloud 13th, L.L.C.	Delaware
Inland Diversified Sycamore DG, L.L.C.	Delaware
Inland Diversified Temple Terrace Member, L.L.C.	Delaware
Inland Diversified Uriah DG Portfolio, L.L.C.	Delaware
Inland Diversified Virginia Beach Landstown, L.L.C.	Delaware
Inland Diversified/Vlass Temple Terrace JV, LLC	Delaware
Inland Diversified Waxahachie Crossing GP, L.L.C.	Delaware
Inland Diversified Waxahachie Crossing Limited Partnership	Illinois
Inland Diversified Waxahachie Crossing LP, L.L.C.	Delaware